Exhibit 5.1

OPINION OF HOMBURGER AG

August 6, 2024

ADC Therapeutics SA – Registration Statement on Form S-3

Ladies and Gentlemen

We have acted as special Swiss counsel to ADC Therapeutics SA, a stock corporation incorporated under the laws of Switzerland (the Company), in connection with the filing of (i) a registration statement on Form S-3 (the Registration Statement), including a prospectus, to be filed with the United States Securities and Exchange Commission (the SEC) on the date hereof for the purpose of registering under the United States Securities Act of 1933, as amended (the Securities Act), certain securities, including (a) common shares of the Company, each with a nominal value of CHF 0.08 (the Common Shares), (b) debt securities of the Company (the Debt Securities), (c) warrants of the Company (the Warrants), (d) purchase contracts (the Purchase Contracts), (e) units (the Units), and (f) subscription rights (the Rights, and together with the Debt Securities, the Warrants, the Purchase Contracts and the Units, the Securities) and (ii) a prospectus supplement (the Prospectus) to be filed with the SEC on the date hereof relating to the offering and sale by the Company of Common Shares, (i) to be issued out of the capital range of the Company and/or (ii) to be delivered out of treasury shares held by the Company and previously created in transactions pursuant to or substantially identical to (i), for an aggregate offer price of up to USD 100,000,000 (the Offered Shares). As such counsel, we have been requested to give our opinion as to certain legal matters of Swiss law.

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Documents (as defined below).

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or other document referred to in any of the Documents or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances that are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only reviewed the following documents (collectively, the Documents):

(i)	an electronic copy of the Registration Statement, including the Prospectus;

(ii)	an electronic copy of the notarized articles of association (statuts) of the Company dated as of June 13, 2024 (the Articles); and

(iii)	an electronic copy of the circular resolution of the Company's board of directors (the Board of Directors) dated July 26, 2024, approving, among other things, (i) the filing of the Registration Statement and of the Prospectus with the SEC and (ii) the issuance, offering and sale of the Offered Shares (the Board Resolution).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.	Assumptions

In rendering the opinions below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, electronic copies) conform to the original;

(b)	all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic signatures on any such document have been affixed thereto by the individual to whom such electronic signature belongs and such individual has saved and submitted such document as so electronically signed in such a manner so as to prevent removal or other alteration of such signature;

(c)	all signatures appearing on all original documents or copies thereof which we have examined are genuine and authentic;

(d)	each party to the Documents (other than the Company) is a corporation or other legal entity duly organized and validly existing and in good standing (if applicable) under the laws of the jurisdiction of its incorporation and/or establishment and none of the parties to the Documents (other than the Company) has passed or, until the issuance of all Common Shares, will have passed a voluntary winding-up resolution; no petition has been, or, until the issuance of all Common Shares, will be presented or order made by a court for the winding-up, dissolution, bankruptcy or administration of any party (other than the Company); and no receiver, trustee in bankruptcy, administrator or similar officer has been or, until the issuance of all Common Shares, will have been appointed in relation to any of the parties (other than the Company) or any of their assets or revenues;

(e)	except as expressly opined upon herein, and to the extent relevant for purposes of this opinion, all information and confirmations contained in the Documents, and all material statements made to us in connection with the Documents, are true and accurate;

(f)	there are no provisions of the laws of any jurisdiction other than Switzerland that may affect the opinions expressed herein;

(g)	the Registration Statement and the Prospectus have been duly filed by the Company;

(h)	the Registration Statement, the Prospectus and the Articles are unchanged and correct, complete and up-to-date and in full force and effect as of the date hereof and no changes have been made which should have been or should be reflected in the Registration Statement, the Prospectus or the Articles of Association, as the case may be, as of the date hereof;

(i)	the Board Resolution (i) has been duly adopted in a meeting duly convened and otherwise in the manner set forth therein, (ii) has not been amended, and (iii) is in full force and effect;

(j)	prior to the issuance, offering and sale of any Common Shares and/or Securities, the Board of Directors of the Company will have duly authorized the issuance, offering and sale of such Common Shares and/or Securities and will have validly excluded the pre-emptive rights of the existing shareholders for purposes of the issuance, offering and sale of such Common Shares and/or Securities as contemplated in the Registration Statement or the Prospectus, as applicable, and such authorization and exclusion will not have been amended and will be in full force and effect until the issuance of all such Common Shares and/or Securities;

(k)	all exercise notices with respect to Common Shares issued out of the Company's conditional share capital for financing, acquisitions and other purposes (the Conditional Share Capital) will be duly delivered in accordance with Swiss law and the underlying contractual arrangements;

(l)	the Company has not entered and will not enter into any transaction which could be construed as repayment of share capital (restitution des versements); and

(m)	all authorizations, approvals, consents, licenses, exemptions, other than as required by mandatory Swiss law applicable to the Company or the Articles, and other requirements for the filing of the Registration Statement and the Prospectus or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement and the Prospectus have been duly obtained or fulfilled in due time and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied.

III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof the Common Shares, any Common Shares to be issued upon conversion, exercise, exchange or otherwise pursuant to the terms of any of the Securities, and the Offered Shares, in each case if and when issued and paid for pursuant to the Articles, the underlying contractual arrangements and Swiss law—in particular after the written conversion or exercise notice has been given (if applicable) and the issue price for such Common Shares has been paid-in in accordance with the Articles, the underlying contractual arrangements and Swiss law and upon registration of the corresponding share capital increase in the Commercial Register of the Canton of Vaud (if applicable)—and if and when such Common Shares have been entered into the Company's book of uncertificated securities, have been or will be, as applicable, validly issued, fully paid as to their nominal value and non-assessable.

IV.	Qualifications

The above opinions are subject to the following qualifications:

(a)	The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)	The exercise of voting rights and rights related thereto with respect to any Common Shares is only permissible after registration in the Company's share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles.

(c)	When used in this opinion, the term "non-assessable" means that no further contributions have to be made by the relevant holder of the shares.

(d)	We express no opinion as to whether the Registration Statement and the Prospectus are accurate, true, correct, complete or not misleading. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement and the Prospectus provide sufficient information for investors to reach an informed assessment of the Company, any companies within the Company's consolidation perimeter and the Common Shares.

(e)	We express no opinion as to regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter.

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland.

Sincerely yours,

/s/ Lorenzo Togni

Homburger AG

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